Optionable

NEWS RELEASE for January 22, 2007

                       OPTIONABLE ANNOUNCES NYMEX HOLDINGS
           TO PURCHASE 19 PERCENT OF OUTSTANDING SHARES OF THE COMPANY

Briarcliff Manor, NY, January 22, 2007 - Optionable, Inc. (OTCBB: OPBL) (`Optionable" or the "Company"), a leading provider of natural gas and other energy derivatives brokerage services, announced today that it and three of its founding stockholders have executed a binding term sheet for an agreement with NYMEX Holdings, Inc. (NYSE:NMX) ("NYMEX") concerning certain cooperative technology initiatives, the acquisition of a 19 percent stake in Optionable by NYMEX from its three founding stockholders and the issuance to NYMEX of a warrant which would permit it to increase its stake.

Optionable CEO Kevin Cassidy said, "This strategic relationship between Optionable and NYMEX, the world's largest exchange for the trading of energy futures and options contracts, will propel our growth in energy and other commodity markets. The combination of having NYMEX as a stakeholder in our success and the development of joint technology programs will enhance our high standing within the energy and other commodities derivatives community. The transaction was structured to allow NYMEX to be a stakeholder in Optionable without immediate dilution to existing shareholders, and to allow Optionable's existing management to retain a high percentage of ownership in the Company. We believe that this cooperation between both companies will be extremely favorable to our business, and consequently will be well-received by our existing and potential clients."

NYMEX Chairman Richard Schaeffer said, "We are excited to invest in Optionable and to work with its management to expand NYMEX's position in the options space. As we reflect on the success that NYMEX ClearPort has achieved and look for new areas of growth for the future, we recognize that options trading, both open outcry and electronic, will be a significant component of that future growth. OPEX technology is uniquely positioned to help us achieve our goals. We remain committed to working with the voice brokerage community, which provides significant volume and open interest to NYMEX contracts, in helping them grow their business."

Closing of the transaction, which is expected to occur within sixty days, is subject to NYMEX Board of Directors satisfaction with its reasonable due diligence review and completion of necessary definitive documentation.

About Optionable
Optionable, Inc. is a leading provider of natural gas and other energy derivatives trading and brokerage services, headquartered in Briarcliff Manor, NY. The company provides its services to brokerage firms, financial institutions, energy traders and hedge funds nationwide. In addition to the traditional voice brokerage business, Optionable developed an automated derivatives trading platform. OPEX(R) is a real-time electronic trade matching and brokerage system designed to improve liquidity and transparency in the energy derivatives market. For more information about Optionable and OPEX please visit www.optionable.com.

About NYMEX Holdings, Inc.
NYMEX is the parent company of the New York Mercantile Exchange, Inc., the world's largest physical commodity exchange. NYMEX offers futures and options trading in energy and metals contracts and clearing services for more than 250 off-exchange energy contracts.

Through a hybrid model of open outcry floor trading and electronic trading on CME Globex(R) and NYMEX ClearPort(R), NYMEX offers crude oil, petroleum products, natural gas, coal, electricity, gold, silver, copper, aluminum, platinum group metals, and soft commodities contracts for trading and clearing virtually 24 hours each day.

For more information on NYMEX or the New York Mercantile Exchange, Inc., please visit www.nymex.com.


Safe Harbor Statement
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with market acceptance of OPEX, our ability to retain key employees, reliance of strategic relationships, intense and increasing competition, concentration of services revenues related to natural gas derivatives, increased governmental regulations as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Optionable assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.


Contact Information:

Rudy Barrio (investors)
Allen & Caron Inc
Tel: 212 691 8087
Email: r.barrio@allencaron.com

or

Brian Kennedy (media)
Allen & Caron Inc
Tel: 212 691 8087
Email: brian@allencaron.com